UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

MERGEWORTHRX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35984	46-1970047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3123 McDonald Street, Miami, Florida	33133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 785-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 15, 2014, MergeWorthRx Corp. (the “Company”) issued a press release announcing the execution of an Agreement and Plan of Merger and Reorganization, dated October 14, 2014 (the “Merger Agreement”), among the Company, Anvil Merger Sub, Inc., a wholly-owned subsidiary of the Company, AeroCare Holdings, Inc. (“AeroCare”), and FFC Aerocare SR, LLC, relating to the Company’s proposed merger with AeroCare (the “Business Combination”). The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Additional Information About the Transaction and Where to Find It

The Company intends to file with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, which will include a preliminary proxy statement/prospectus of the Company in connection with the Business Combination and will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the Business Combination because the proxy statement/prospectus will contain important information about AeroCare, the Company and the Business Combination. The definitive proxy statement/prospectus will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the Registration Statement on Form S-4 and the proxy statement/prospectus, without charge, once available, at the SEC’s internet site at http://www.sec.gov or by directing a request to: MergeWorthRx Corp., 3123 McDonald Street, Miami, Florida, 33133. Attn.: Stephen B. Cichy, President, Chief Operating Officer and Secretary.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in the Company is contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC, and will also be contained in the Registration Statement on Form S-4 and will be included in the definitive proxy statement/prospectus for the Business Combination when available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 15, 2014

(1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGEWORTHRX CORP.

Date: October 15, 2014	By:	/s/ Anthony Minnuto
Name: Anthony Minnuto Title: Executive Chairman

(2)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 15, 2014

(3)